Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Latteno Food Corp. (the “Company”) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Spence Walker, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ending December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of LATTENO FOOD CORP.

Dated: April 15, 2011
By:	/s/ Spence Walker
Spence Walker
Chief Financial Officer